TRADUCCION PUBLICA.-------------------------------------------------------------

SWORN TRANSLATION.--------------------------------------------------------------

At
the top of this page of the document, there appears a logo which reads as follows: ASSOCIATION OF NOTARIES PUBLIC - Federal Capital - Argentine Republic.-

NOTARIAL RECORD. ACT No. 12.990 B 010825074.-------------------------------

CERTIFIED COPY.-----------------------------------------------------------------

Folio Number 1328. FIRST CERTIFIED COPY. DEED NUMBER THREE HUNDRED AND TWELVE. - In the city of Buenos Aires, Federal Capital of the Argentine Republic, on these five days of the month of March of the year one thousand nine hundred and ninety nine, before me, the attesting Notary Public, there appeared Mrs. Maria Ofelia ESCASANY, Argentinean, born on September 14, 1948, divorced, with personal identity booklet number 5.927.815, domiciled at Juan de Garay street number 2298 of the location of Martinez, in the Province of Buenos Aires, where she is temporarily staying, to me known, which I attest, and expresses: THAT SHE HEREBY GRANTS to the following persons: Maria Ofelia HORDENANA de ESCASANY, Silvestre VILA MORET, Eduardo Jose ESCASANY, Norberto Rafael ARMANDO and Alejandro Maria ROJAS LAGARDE, A SPECIAL POWER OF ATTORNEY, to act in her name, place and stead, anyone of them indistinctly, having the following powers: to create, extend, dissolve any kind of corporations, divide, merge or liquidate them, with power to make capital contributions in cash, shares, effects, or any kind of goods, establish the conditions for the organization, extension, dissolution, division, merger or liquidation thereof, appoint directors and syndics, subscribe the public deeds that may be necessary; acquire, alienate, exchange, permute, subscribe for, pay up or endorse shares in any corporations or partnerships; represent principal with voting rights at any kind of shareholders' meetings in the corporations or partnerships in which said principal holds shares, the right of usufruct, and voting rights. The agents are hereby empowered to substitute these presents, or any part hereof. This power of attorney shall not be construed to revoke any other power of attorney granted previously, even those granted to anyone of the same agents and whether said powers of attorney have granted the same or similar powers than these presents. It is hereby evidenced that any acts performed by principal on the issues entrusted through this power of attorney shall not result in revocation, thus, to such purposes; it shall be necessary to be evidenced through a public deed. THIS DEED HAVING BEEN READ to the appearing party, she acknowledges the contents thereof, and in witness thereof signs it before me, as she usually does, all of which I also attest. MARIA OFELIA ESCASANY. There is a seal. Before me, ENRIQUE FERNANDEZ MOUJAN. THIS A TRUE COPY of the original deed entered by me on folio 1328 of the Book of Notarial Records number 284, to which I was assigned, which I attest. I issue this FIRST CERTIFIED COPY for the AGENTS, validated on this seal of Notarial Record, which I sign and seal in the city of Buenos Aires, on these five days of the month of March of the year one thousand nine hundred and ninety-nine. [There appear two illegible signatures and two seals which read:] ENRIQUE FERNANDEZ MOUJAN (H) - Notary Public. Registration 4009. [There follows a seal that reads:] IT CORRESPONDS TO CERTIFICATION NUMBER T002541127.----------------------

[At the top of this page there is the following legend:] B 010825074. [There also appears half of the seal that reads:]. ENRIQUE FERNANDEZ MOUJAN (H). Notary Public. Registration No. :
4009.---------------------------------------------------------------------------

[Second Page].------------------------------------------------------------------

[There appears half of the seal that reads:]. ENRIQUE FERNANDEZ MOUJAN (H). Notary Public. Registration No. : 4009.-----------------------------------------

[At the top of this page there is a circular logo that reads:] ASSOCIATION OF NOTARIES PUBLIC - City of Buenos Aires. Federal Capital - Argentine Republic - Certification of Copies. Act No. 404. T 002541127.------------------------------

Buenos Aires, February 09, 2004. In my capacity of Notary Public with Notarial Record No. 284, I DO HEREBY CERTIFY that the copy annexed hereto, issued in one (1) page, which I stamp my seal and signature, is a TRUE COPY of its original, which I have before me, all of which I attest.------------------------

[There follows a circular seal and illegible signature] ENRIQUE FERNANDEZ MOUJAN
(H). NOTARY PUBLIC. Registration No. 4009.--------------------------------------

THIS IS A TRUE TRANSLATION into English of the certified photocopy of the original document in Spanish which I have had before me and annex hereto in Buenos Aires, on February 11, 2004.---------------------------------------------

ES TRADUCCION FIEL al ingles de la fotocopia certificada del documento original en castellano, la cual tuve ante mi y adjunto a la presente, en Buenos Aires, a los 11 dias del mes de febrero del ano 2004.------------------------------------